Exhibit 99.4

Unaudited Pro Forma Condensed and Combined Financial Information

The following unaudited pro forma condensed and combined financial statements have been prepared to give effect to the acquisition by Ebix, Inc. (“Ebix” or the “Company”) of Telstra eBusiness Services (“Telstra”).  These pro forma combined financial statements are derived from the historical consolidated financial statements of Ebix which are incorporated by reference into this document, Jenquest, Inc. (d.b.a. Insurance Data Services, or “IDS”) acquired in November 2007, and the historical financial statements of Telstra which are included with this current report as Exhibits 99.2 and 99.3.  These historical financial statements have been adjusted as described in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet has been prepared assuming the acquisition of Telstra occurred on September 30, 2007.  The unaudited pro forma combined statements of income have been prepared assuming the acquisition of Telstra occurred on January 1, 2006.  In all cases the purchase method, which requires an allocation of the purchase price to assets acquired and liabilities assumed at their fair value, has been applied to the accounting for the acquisition of Telstra.

The purchase price allocation for the acquisition of Telstra reflected in the unaudited pro forma combined financial statements is preliminary and is subject to possible revision.  The final purchase price allocation will be based on a formal third-party valuation of identifiable intangible assets, and an in-depth analysis of the value of other assets acquired and liabilities assumed.  Actual results may differ from these unaudited pro forma combined financial statements once Ebix has completed the valuation studies necessary to finalize the required purchase price allocation.  Therefore, the unaudited pro forma combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would be reported had the acquisition of Telstra been completed as of the dates presented.  No effect has been given in these pro forma financial statements for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred by integrating their operations.  The unaudited pro forma condensed and combined financial statements should not be considered representative of future consolidated results of operation or financial position nor should the historical results operations be indicative of our future expected results of operations.

PRO FORMA INFORMATION

Ebix Inc. and Subsidiaries

Unaudited Pro Foma Consolidated Balance Sheets

September 30, 2007

(In thousands, except for share data)

	Historical	Historical	Pro Forma		Ebix / Jenquest		Pro Forma		Ebix / Telstra
	Ebix Inc.	Jenquest, Inc.	Adjustments		Pro Forma Combined	Historical Telstra	Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$15,874	$192	$(11,250	)(A)	$4,739	$19,434	$(1,615	)(M)	$3,124
			(77	)(B)			(19,434	)(N)
Accounts receivable, net	9,658	284	—		9,944	1,778	—		11,722
Prepaid expenses	—	26	(8	)(C)	18	136	—		154
Other current assets	1,028	2	—		1,030	1,270	—		2,300
Total current assets	26,560	505	(11,335)		15,731	22,618	(21,049)		17,300
Property and equipment, net	2,201	199	—		2,400	647	—		3,047
Goodwill	23,632	—	9,827	(D)	33,459	—	39,583	(O)	73,042
Intangibles	6,493	—	1,258	(D)	7,506	250	3,356	(P)	10,309
			(245)	(E)			(803)	(U)
Other assets	408	14	—		422	722	—		1,144
Total assets	$59,294	$718	$(495)		$59,518	$24,237	$21,087		$104,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,792	$227	$—		$2,019	$821	$151	(Q)	$2,991
Accrued payroll and related benefits	1,286	46	—		1,333	1,336	234	(R)	2,903
Short term debt	—	225	(225	)(F)	—	—	16,500	(M)	16,500
Current portion of long term debt & capital leases	463	—	—		463	—	—		463
Deferred revenue	6,174	52	—		6,226	447	175	(S)	6,848
Due to shareholders	—	53	(53	)(G)	—	—	—		—
Deferred income taxes	—	61	—		61	—	—		61
Other current liabilities	205	4	—		209	—	—		209
Total current liabilities	9,920	668	(278)		10,311	2,604	17,060		29,975
Long term debt & capital leases, net of current portion	471	—	—		471	—	20,000	(M)	20,471
Deferred rent	218	—	—		218	—	—		218
Deferred income taxes	—	25	103	(H)	128	—	—		128
Total liabilities	10,609	693	(175)		11,128	2,604	37,060		50,792

Stockholders’ equity:
Common stock	325	25	(25	)(I)	325	8,722	(8,722	)(T)	325
Additional paid-in capital	108,650	(565)	565	(I)	108,650	—	5,660	(M)	114,310
Treasury stock	(149)	—	—		(149)	—	—		(149)
Accumulated deficit	(61,556)	565	(860	)(I)	(61,851)	10,466	(10,466	)(T)	(61,851)
Accumulated other comprehensive income	1,415	—	—		1,415	2,445	(2,445	)(T)	1,415
Total stockholders’ equity	48,685	25	(320)		48,390	21,633	(15,973)		54,050
Total liabilities and stockholders’ equity	$59,294	$718	$(495)		$59,518	$24,237	$21,087		$104,842

PRO FORMA INFORMATION

Ebix, Inc. and Subsidiaries

Unaudited Pro Forma Condensed and Combined Statements of Income

For the Twelve Months Ended December 31, 2006

(In thousands, except per share data)

	Historical Ebix	Historical	Pro Forma		Ebix / Jenquest	Historical	Pro Forma		Ebix / Telstra
	Inc.	Jenquest, Inc.	Adjustments		Pro Forma Combined	Telstra	Adjustments		Pro Forma Combined
Revenue:
Software licensing	$1,659	$—	$—		$1,659	$—	$—		$1,659
Professional and support services	27,594	5,558	—		33,152	13,205	—		46,357
Total revenue	29,253	5,558	—		34,811	13,205	—		48,016

Operating expenses:
Costs of services provided	5,916	2,267	—		8,183	5,390	—		13,573
Product development	5,234	234	—		5,468	—	—		5,468
Sales and marketing	3,002	471	—		3,473	433	—		3,906
General and administrative	6,594	2,381	—		8,975	952	—		9,927
Amortization and depreciation	1,795	140	140	(J)	2,075	834	458	(U)	3,367
Total operating expenses	22,541	5,493	140		28,174	7,609	458		36,241

Operating income	6,712	65	(140)		6,637	5,596	(458)		11,775

Interest income	248	5	—		253	672	—		925
Asset impairment charge	—	(24)	—		(24)	—	—		(24)
Interest expense	(309)	(19)	19	(K)	(309)	(3)	—		(312)
Foreign exchange gain (loss)	(6)	—	—		(6)	—	—		(6)

Income before income taxes	6,645	27	(121)		6,551	6,265	(458)		12,358
Income tax (provision) benefit	(680)	(11)	11	(L)	(680)	2	(1,880	)(V)	(2,558)

Net income	$5,965	$16	$(110)		$5,871	$6,267	$(2,338)		9,800

Basic earnings per common share	$2.15				$2.12				$3.54
Diluted earnings per common share	$1.90				$1.87				$3.12

Basic weighted average shares outstanding	2,768				2,768				2,768

Diluted weighted average shares outstanding	3,137				3,137				3,137

PRO FORMA INFORMATION

Ebix, Inc. and Subsidiaries

Unaudited Pro Forma Condensed and Combined Statements of Income
For the Nine Months Ended  September 30, 2007

(In thousands, except per share data)

	Historical	Historical Jenquest,	Pro Forma		Ebix / Jenquest		Pro Forma		Ebix / Telstra
	Ebix, Inc.	Inc.	Adjustments		Pro Forma Combined	Historical Telstra	Adjustments		Pro Forma Combined
Revenue:
Software licensing	$3,038	$—	$—		$3,038	$—	$—		$3,038
Professional and support services	27,602	4,650	—		32,252	11,595	—		43,847
Total revenue	30,640	4,650	—		35,290	11,595	—		46,885

Operating expenses:
Costs of services provided	5,124	2,714	—		7,838	6,022	—		13,860
Product development	6,122	375	—		6,497	—	—		6,497
Sales and marketing	3,129	360	—		3,489	(37)	—		3,452
General and administrative	6,135	732	—		6,867	(152)	—		6,715
Amortization and depreciation	1,882	126	105	(J)	2,113	451	344	(U)	2,908
Total operating expenses	22,392	4,307	105		26,804	6,284	344		33,432

Operating income	8,248	343	(105)		8,486	5,311	(344)		13,453

Interest income	388	3	—		391	582	—		973
Interest expense	(377)	(34)	34	(K)	(377)	(2)	—		(379)
Foreign exchange gain (loss)	302	—	—		302	—	—		302

Income before income taxes	8,561	312	(71)		8,802	5,891	(344)		14,349
Income tax (provision) benefit	(393)	(76)	7	(L)	(462)	—	(1,767	)(V)	(2,229)

Net income (loss)	$8,168	$236	$(64)		$8,340	$5,891	$(2,111)		$12,120

Basic earnings per common share	$2.69	$			$2.75	$			$4.00
Diluted earnings per common share	$2.39	$			$2.44	$			$3.54

Basic weighted average shares	3,033				3,033				3,033

Diluted weighted average shares	3,422				3,422				3,422

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.              Basis of Presentation

On January 2, 2008, Ebix, Inc. (“Ebix” or the “Company”) acquired Telstra eBusiness Services Pty Limited (“Telstra”), a premier insurance exchange, for Australian $50.0 million (US $43.8 million).   Telstra eBusiness Services Pty Limited is a company incorporated in Australia with offices in Melbourne, Australia, and was a wholly owned subsidiary of Telstra Services Solutions Holding Limited.  The Company also incurred approximately $151 thousand of direct expenses primarily consisting of legal, accounting, due diligence, and filing fees related to the closing of the Telstra acquisition.  Ebix financed this acquisition with a combination available cash reserves, proceeds from the issuance of convertible debt, proceeds from sales of unregistered shares of the Company’s common stock, and funding from the Company’s revolving line of credit.

The accompanying unaudited condensed financial statements present the pro forma results of operations and the financial position of Ebix and Telstra on a combined basis and are based on the historical financial information of each company after giving effect to the acquisition.  The unaudited pro forma combined balance sheet has been prepared assuming the acquisition occurred on September 30, 2007.  The unaudited pro forma combined statements of income have been prepared assuming the acquisition of Telstra occurred on January 1, 2006.

The unaudited pro forma condensed and combined financial statements are based on estimates and assumptions which are preliminary and have been made solely for the purposes of developing such pro forma information.  The estimated pro forma adjustments arising from the merger are derived from the preliminary estimated fair value of assets acquired and liabilities assumed, and the related allocation of the purchase price consideration.  The final determination of the purchase price allocation will be based on the established fair value of the assets acquired, including the fair value of the identifiable intangible assets, and liabilities assumed as of January 2, 2008.  The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill.  The final determination of the purchase consideration, fair values, and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed and combined financial statements.  A summary of the estimated purchase price allocation to the fair value of assets acquired and liabilities assumed is as follows (in thousands):

Purchase Price:
Cash consideration	$43,841
Transaction costs	151
$42,936

Preliminary Allocation of Purchase Price as of September 30, 2007:
Tangible assets (net)	$1,054
Identifiable intangible assets	3,355
Goodwill	39,583
$43,992

The amount allocated to the intangible assets represents the Company’s preliminary estimate of the identifiable intangible assets acquired from Telstra, which include customer relationships and developed technology.

The merger is expected to give rise to the elimination of certain personnel of Telstra and as a result the pro forma combined financial statements reflect an adjustment of $234 thousand related to the elimination of personnel that was undertaken, as part of final integration plan that was implemented immediately after the closing of the acquisition.

2.              Pro Forma Adjustments – related to the prior acquisitions of Jenquest in November 2007

Pro forma adjustments reflect only those adjustments that are factually supportable and do not include the impact of contingencies that will not be known until the later of the closing of the merger or resolution of the contingency.  The following are brief descriptions of each of the referenced pro forma adjustments included in these unaudited condensed and combined financial statements.

(A)                Reflects the purchase price and directly related acquisition expenses for Jenquest in the amount of $11.25 million.

(B)                  To reduce cash by $77 thousand for Ebix’s transaction costs, which include legal, accounting, due diligence, and filing fees.

(C)                  Reflects the establishment of goodwill and other intangible assets in the amounts of $9.8 million and $1.3 million respectively in connection with the Jenquest acquisition.

(D)                 These assets and liabilities were eliminated as part of the purchase price allocation as their fair values were deemed to be zero.

(E)      Reflects assumed amortization expense of $140 thousand during 2006 and $105 thousand during 2007 related to the establishment of intangible assets

(F)      To remove the Jenquest’s revolving line of credit that was paid in full immediately preceding the  acquisition by Ebix.

(G)      To remove Jenquest’s loans from shareholders that were paid in full immediately preceding the acquisition by Ebix.

(H)      To record the deferred tax liability of $103 thousand for the book versus tax differences attributable to acquired intangible assets.

(I)       To eliminate Jenquest’s equity balances.

(J)       To record amortization expense for the estimated identifiable intangible assets arising from the acquisition of Jenquest by Ebix.  The preliminary estimated identifiable intangible assets and their related estimated fair values and useful lives are as follows:

Intangible		Percent of	Remaining
Assets	Fair Value	Purchase Price	Useful Life

Developed Technology	$140,000	1.24%	5 years
Customer Relationships	$1,118,000	9.98%	10 years

(K)                 To reverse historical interest expense associated with Jenquest’s revolving line of credit which was paid in full immediately preceding the acquisition.

(L)                   To record the tax effect of the pro forma adjustments.

3.              Pro Forma Adjustments – related to the acquisition of Telstra in January 2008

Pro forma adjustments reflect only those adjustments that are factually supportable and do not include the impact of contingencies that will not be known until the later of the closing of the merger or resolution of the contingency.  The following are brief descriptions of each of the referenced pro forma adjustments included in these unaudited condensed and combined financial statements.

(M)              Reflects Ebix’s purchase price for Telstra in the amount of $43.8 million financed with $1.6 million of cash, $16.5 million from the Company’s line of credit, $20.0 million of convertible debt, and $5.7 million from sales of the Company’s common stock.

(N)                 These assets and liabilities were eliminated as they were not conveyed or assumed as part of the purchase transaction.

(O)                 Reflects the establishment of goodwill in the amount of $39.6 million as part of the purchase price allocation.

(P)                   Reflects the establishment of identifiable intangible assets arising from the acquisition of Telstra.  The preliminary estimated identifiable intangible assets and their related estimated fair values and useful lives are as follows:

Intangible		Percent of	Remaining
Assets	Fair Value	Purchase Price	Useful Life

Developed Technology	$521,000	1.12%	6 years
Customer Relationships	$2,835,000	6.57%	9 years

(Q)                 To recognize a current liability of $151 thousand for Ebix’s estimated directly attributable transaction costs which include legal, accounting, due diligence and filing fees.

(R)                  To recognize involuntary employee termination benefits in accordance with the FASB’s Emerging Issues Task Force Issue No. 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination” in the amount of $234 thousand with respect to the elimination of certain personnel of Telstra as part of the final integration plan that was implemented immediately after the closing of the acquisition.

(S)                   To adjust acquired deferred revenue to its fair value at the date of acquisition.

(T)                  To eliminate Telstra’s equity balances.

(U)                 Reflects assumed amortization of $344 thousand during 2007 and $458 thousand in 2006 related to the establishment of intangible assets in connection with the Telstra acquisition.

(V)                  To impute income tax expense using the local effective tax rate of 30% which gives rise to $1.8 million of tax expense during 2007 and $1.9 million during 2006.